We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-172258 on Form S-1 of Advanced Cell Technology, Inc. and subsidiary of our report dated March 1, 2012, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, California

March 1, 2012